UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 15, 2024

Regional Health Properties, Inc.
(Exact Name of Registrant as Specified in Charter)
Georgia	001-33135	81-5166048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1050 Crown Pointe Parkway
Suite 720
Atlanta, Georgia 30338
(Address of Principal Executive Offices, and Zip Code)

(678) 869-5116
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	RHE	NYSE American
Series A Redeemable Preferred Shares, no par value	RHE-PA	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2024, Regional Health Properties, Inc. (the “Company”) appointed Heather L. Pittard, age 48, to serve as the Company’s Chief Accounting Officer. In this position, Ms. Pittard will serve as the Company’s principal accounting officer. Prior to joining the Company, Ms. Pittard served as a consultant from May 2019 to April 2024 providing manager-level accounting assistance to a variety of companies. From 2013 to 2019, Ms. Pittard served as the Chief Accounting Officer and Controller at Presidio Property Trust, Inc., a real estate investment trust. From 2000 to 2009, Ms. Pittard served as Audit Manager for PricewaterhouseCoopers LLP, an accounting firm. Ms. Pittard is a graduate of the University of Colorado at Boulder, where she earned a Bachelor’s degree in Accounting and Finance, as well as a Master’s degree in Accounting.

Ms. Pittard will be paid an annual base salary of $180,000. Ms. Pittard will also be eligible for benefits customarily available to the Company’s employees.

There are no arrangements or understandings between Ms. Pittard and any other person pursuant to which she was selected to serve as an officer of the Company. There are also no family relationships between Ms. Pittard and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONAL HEALTH PROPERTIES, INC.

Date:	April 19, 2024	/s/ Brent Morrison
Brent Morrison
Chief Executive Officer and President